Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-236555 on Form S-1 of our report dated November 26, 2019 (March 4, 2020 as to the effects on the financial statements of the forward stock split as described in Note 1) relating to the financial statements of SelectQuote, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

May 15, 2020